NASDAQ: SAEX July 2018 Detailed Capital Structure Update Exhibit 99.3

This presentation, including any oral statements made regarding the contents of this presentation, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. All statements, other than statements of historical fact, included in this presentation that address activities, events or developments that SAExploration Holdings, Inc. (together with its subsidiaries, the “Company” or “SAE”) assumes, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. When used in this presentation, words such as “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “forecast,” “budget,” “guidance,” “project,” “model,” “strategy,” “future” or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include the expectations of plans, strategies, objectives, anticipated financial results of the Company and expected benefits from certain transactions and acquisitions, including the acquisition of Geokinetics, Inc. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the adequacy of the Company’s capital resources and liquidity including, but not limited to, access to additional borrowing capacity under the Company’s credit facilities; uncertainties about the Company’s ability to successfully execute the Company’s business and financial plans and strategies; financial performance and results; current economic conditions and other important factors that could cause actual results to differ materially from those projected as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and as updated in the Company’s Periodic Report filed on Form 10-Q for the period ended March 31, 2018, and other reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. The consummation and actual terms of the new secured convertible notes are subject to a number of factors, including negotiation and execution of definitive documents and satisfaction of customary closing conditions. The terms of the new secured convertible notes could materially differ from those outlined herein and there can be no guarantee that the Company will issue the new secured convertible notes on favorable terms or at all or that it will use the proceeds as outlined herein. This presentation shall not constitute an offer to sell or a solicitation of an offer to purchase any loans or securities. Forward-Looking Statements NASDAQ: SAEX

Detailed Capital Structure Update NASDAQ: SAEX